Exhibit 99.2

KBS SOR (BVI) HOLDINGS, LTD.
FINANCIAL STATEMENTS
DECEMBER 31, 2017 (AUDITED)

KBS SOR (BVI) HOLDINGS, LTD.

FINANCIAL INFORMATION FROM THE

CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF DECEMBER 31, 2017

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Special Report in accordance with Regulation 9c

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of December 31, 2017, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 9c to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies applied in presenting this financial information is elaborated in Note 2 to the consolidated financial statements.

"Investees" - as defined in Note 1 to the consolidated financial statements.

KBS SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

U.S. dollars in thousands

		December 31,
	Note	2017	2016

ASSETS
Non-current assets
Investments in investees		$1,052,679	$1,103,741
Restricted cash		6,255	5,649
Escrow deposit for acquisition of real estate		-	2,000

		1,058,934	1,111,390

Current assets
Cash and cash equivalents		826	2,413
Derivative asset	f	4,243	12
		5,069	2,425

Total assets		$1,064,003	$1,113,815

EQUITY		$787,529	$862,712

NON-CURRENT LIABILITIES
Debentures, net	d	272,316	243,455

CURRENT liabilities
Accounts payable and accrued liabilities		4,158	3,738
Derivative liability	f	-	3,910

		4,158	7,648

Total liabilities		276,474	251,103

Total equity and liabilities		$1,064,003	$1,113,815

The accompanying notes are an integral part of this financial position.

March 8, 2018	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

KBS SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Operations Attributable to the Company

USD in thousands

	Year ended December 31,
	2017	2016

Share of profit from investees, net	$89,342	$86,098
Asset management fees to affiliate	(10,686)	(8,253)
General and administrative expenses	(1,708)	(1,466)

Operating income	76,948	76,379

Finance expense	(13,333)	(10,311)
Foreign currency transaction adjustments, net	(15,298)	(2,997)

Net income	$48,317	$63,071

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Comprehensive Income Attributable to the Company

U.S. dollars in thousands

	Year ended December 31,
	2017	2016
	Audited

Net income	$48,317	$63,071

Total comprehensive income	$48,317	$63,071

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

USD in thousands

	Year ended December 31,
	2017	2016
	Audited

Cash flows from operating activities
Net income for the period	$48,317	$63,071

Adjustments to reconcile net income to net cash provided by operating activities:
Share of profit from investees	(89,342)	(86,098)
Finance expense	13,333	10,311
Distribution from investees, net	55,418	48,854
Foreign currency transaction adjustments, net	15,298	2,997
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	47	86

Net cash provided by operating activities	43,071	39,221

Cash flows used in investing activities
Investments in investees	(76,105)	(333,994)
Escrow deposits for investments in investees	-	(2,000)
Distribution from investees, net	163,103	118,838
Purchase of interest rate cap	-	(15)
Purchase of derivative financial instrument	(3,434)	-
Proceeds from termination of derivative financial instrument	6,557	-

Net cash provided by (used in) investing activities	90,121	(217,171)

Cash flows from financing activities
Proceeds from issue of debentures	-	249,211
Payments of deferred financing costs	-	(8,680)
Restricted cash for debt service obligations	-	(5,595)
Interest paid	(11,284)	(5,232)
Repayments to Parent Company	-	(5,512)
Borrowings from Parent Company	-	4,375
Distribution to Owner	(123,500)	(51,700)

Net cash (used in) provided by financing activities	(134,784)	176,867

Effect of exchange rate changes on cash and cash equivalents	5	3,496

(Decrease) increase in cash	(1,587)	2,413
Cash, beginning of the period	2,413	-

Cash, end of the period	$826	$2,413

Non-cash activities
Investment in investees	$ -	$809,682

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands

a.    GENERAL INFORMATION

KBS SOR (BVI) Holdings, Ltd. (the "Company") was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands ("BVI") Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value to the Operating Partnership.

The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans.

The Company is a wholly-owned subsidiary of KBS Strategic Opportunity Limited Partnership (the "Operating Partnership", the "Owner" or "Controlling Shareholder"), a Delaware limited partnership formed on December 10, 2008. KBS Strategic Opportunity REIT, Inc. ("KBS REIT" or "Parent Company"), a Maryland corporation incorporated on October 8, 2008, is the sole general partner of, and owns a 0.1% partnership interest in, the Operating Partnership. KBS Strategic Opportunity Holdings LLC ("REIT Holdings"), a Delaware limited liability company formed on December 9, 2008, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. KBS REIT is the sole member and manager of REIT Holdings. The Company is a wholly-owned subsidiary of KBS REIT.

As of December 31, 2017, the Company owned four office properties, one office portfolio consisting of four office buildings and 14 acres of undeveloped land, one office/flex/industrial portfolio consisting of 21 buildings, one retail property, two apartment properties, three investments in undeveloped land with approximately 1,100 developable acres, two investments in unconsolidated joint ventures, three investments in financial assets at fair value through profit or loss and one investment in a debt investment.

KBS SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands

b.    BASIS OF PREPARATION

The financial information has been prepared on a cost basis. The financial information is presented in thousands of United States Dollars (USD), except when otherwise indicated.

The financial information should be read in conjunction with the consolidated financial statements as of December 31, 2017 and for the year then ended and the accompanying notes.

c.    TAXES

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”).  Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount is not material as of December 31, 2017.

KBS SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands

d.    DEBENTURES

Bond Issuance:

On March 8, 2016, the Company issued bonds (series A) in the amount of New Israeli Shekels ("NIS") 970.2 million par value ($249.2 million as of March 9, 2016). The bonds are registered in the Tel Aviv Stock Exchange. The bonds (series A) are not linked (principal and interest) to any index.

The bonds (Series A) shall be repaid (principal) in five (5) equal annual installments on March 1st of each of the years from 2019 to 2023, such that each of the payment shall be equal to 20% of the total par value of the bonds (Series A).

The outstanding balance of the principal of the bonds (Series A) shall bear fixed annual interest at 4.25% (but subject to adjustments in the event of a change in the rating of the bonds (Series A) and/or noncompliance with financial covenants). The annual interest rate may increase by increments of 0.25% as a result of downgrades in the credit rating of the bonds (Series A) by rating agencies or by increments of 0.5% as a result of violations of certain financial covenants set forth in the deed of trust. The cumulative increase in the interest rate as a result of these events is limited and shall not exceed an aggregate of 1.75%.

The interest on the bonds (Series A) shall be paid in two semiannual installments on March 1st and September 1st starting September 1st, 2016 until March 1st, 2023.

The aggregate offering costs were approximately $9.7 million (approximately 38 million NIS) and the effective interest rate is approximately 5.2%.

Concurrent with the placement of bonds, on March 8, 2016, the Operating Partnership assigned to the Company all of its interests in the subsidiaries through which the Parent Company indirectly owns all of its real estate and real estate-related investments.  The Operating Partnership owns all of the issued and outstanding equity of the Company.  As a result of these transactions, the Parent Company now holds all of its real estate and real estate-related investments indirectly through the Company.

In accordance with the deed of trust of the bonds (series A), the Company must maintain a minimum Consolidated Equity Capital of the Company (including minority interests) of $475 million.  The Company is also subject to other financial covenants such as the Ratio of Debt to CAP and a Ratio of Debt to EBITDA.

In addition, within the deed of trust, some restrictions regarding dividend distribution were determined, among other- the Company undertakes not to make any distribution unless the Consolidated Equity Capital of the Company (including minority interests) less the amount of the distribution will not be less than $600 million. However, the Parent Company must comply with certain dividend restriction by law, by which the Parent Company must distribute up to 100% of its taxable income in order to comply with REIT regulations.  The Company is not restricted from making distributions to the Parent Company in order to comply with such REIT regulations.

As of December 31, 2017, the Company was in compliance with all bond covenants.

KBS SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands

e.    DIVIDENDS

During the years ended December 31, 2017 and 2016, the Company declared and paid distributions in the aggregate of $123.5 million and $51.7 million to the Owner, respectively.

f.    HEDGES

On August 8, 2016, August 16, 2016 and August 22, 2016, the Company, entered into four foreign currency collars to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. The foreign currency collars expire in August 2017 and have a U.S. Dollar notional amount in the aggregate of $250.0 million. The foreign currency collars consist of purchased call options to buy ranging from 3.6686 to 3.7245 Israeli new Shekels and sold put options to sell the Israeli new Shekels ranging from 3.7695 to 3.826 Israeli new Shekels. The foreign currency collars are intended to permit the Company to exchange, on the settlement dates of the collars and net of the effect of the collars, $250.0 million U.S. Dollars for an amount of Israeli new Shekels ranging from 923.1 million to 948.4 million. As of December 31, 2016, the Company used Level 2 inputs to measure the foreign currency collars fair value at $3.9 million liability.

On August 3, 2017, the Company terminated the foreign currency collars and as a result received $6.6 million. On August 3, 2017, the Company entered into a foreign currency option, a USD put/ILS call option, to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar as it now has the right, but not the obligation, to purchase up to 970.2 million Israeli Shekels at the rate of ILS 3.4 per USD. The cost of the foreign currency option was $3.4 million. As of December 31, 2017, the Company used Level 2 inputs to measure the foreign currency option fair value at $4.2 million asset.

g.    SUBSEQUENT EVENTS

Dividend approval:

On March 8, 2018, after the balance sheet date, the Company declared a distribution of dividend in the amount of $3.5 million to the Owner.

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